UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) entered into a third amendment with effect from April 15, 2023 (the “Loan Amendment”) to the loan and security agreement, dated as of September 2, 2022 and amended as of December 22, 2022 and March 31, 2023 (the “RGC Loan Agreement”), by and among the Company, each party to the RGC Loan Agreement from time to time a borrower thereunder, the lenders from time to time a party thereto and Runway Growth Finance Corp., as administrative agent and collateral agent for the lenders (“Lender”). The Loan Amendment amends the RGC Loan Agreement to, among other things, provide for the following terms: on or before April 28, 2023, if the Company has raised at least $25.0 million in net cash proceeds from certain equity or debt transactions prior to making such request, Lender may, in its sole and absolute discretion, allow or deny loaning to the Company an aggregate principal amount of $10.0 million, with the full amount funded in a single disbursement. If the loan described above is not made by April 28, 2023, the maturity date will be April 28, 2023, the RGC Loan Agreement will terminate on that date, and the Company will not be obligated to pay the prepayment fee described in the RGC Loan Agreement but the final payment fee described in the RGC Loan Agreement will become immediately due and payable.

All other material terms, including the interest-only period and covenants in the RGC Loan Agreement, remain unchanged.

The foregoing summary of the material terms of the Loan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, the availability of additional amounts under the RGC Loan Agreement. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with the Company’s ability to meet the conditions required to receive loans under the RGC Loan Agreement; clinical development and regulatory approval of novel pharmaceutical product candidates; whether the Company or others will be able to complete or initiate clinical trials on the Company’s expected timelines, if at all, including due to risks associated with the COVID-19 pandemic and macroeconomic events, such as the ongoing military conflict between Ukraine and Russia and related sanctions; recent and potential future disruptions in access to bank deposits or lending commitments due to bank failures; the fact that the Company has limited control over whether or when third party collaborators complete on-going trials or initiate additional trials of the Company’s product candidates; whether the Company will be able to enter into additional collaboration agreements on favorable terms or at all; the Company’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; the results of the Company’s arbitration with I-Mab Biopharma, including whether the Company obtains an award in such arbitration; and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2023, the Company held its Annual Meeting of Stockholders (the “2023 Annual Meeting”) at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) from 40,000,000 to 60,000,000 shares (the “Authorized Share Proposal”).

On April 20, 2023, following stockholder approval of the Authorized Share Proposal, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), to increase the authorized number of shares of the Common Stock from 40,000,000 to 60,000,000 shares.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2023, the Company held the 2023 Annual Meeting at its corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 at 8:00 a.m. Pacific Time. The Company had 23,822,542 shares of Common Stock outstanding and entitled to vote as of February 21, 2023, the record date for the 2023 Annual Meeting. At the 2023 Annual Meeting, 14,910,704 shares of Common Stock were present or represented by proxy.

At the 2023 Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the proxy statement for the 2023 Annual Meeting.

At the 2023 Annual Meeting, the Company’s stockholders:

(1) elected Carol Lam, J.D., Martin Mattingly, Pharm.D. and J. Rainer Twiford, J.D., Ph.D., as directors of the Company to hold office until the Company’s 2026 Annual Meeting of Stockholders;

(2) approved, on an advisory basis, the compensation of the Company’s named executive officers;

(3) indicated, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;

(4) approved an amendment to the Company’s certificate of incorporation to increase its authorized shares of Common Stock from 40,000,000 to 60,000,000;

(5) approved, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of Common Stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise; and

(6) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The following sets forth detailed information regarding the final certified results of the voting with respect to each matter voted upon at the 2023 Annual Meeting:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Carol Lam, J.D.	9,530,655	165,861	5,214,188
Martin Mattingly, Pharm.D.	9,195,215	501,301	5,214,188
J. Rainer Twiford, J.D., Ph.D.	9,560,036	136,480	5,214,188

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,445,068	237,054	14,394	5,214,188

Proposal 3. To indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers

1 Year	2 Years	3 Years	Abstentions
9,597,869	30,744	57,952	9,951

Proposal 4. Approval of an amendment to the Company’s certificate of incorporation to increase its authorized shares of Common Stock from 40,000,000 to 60,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,511,586	350,454	48,664	—

Proposal 5. Approval, in accordance with applicable rules of the Nasdaq Stock Market, of the issuance of shares of Common Stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,477,976	134,826	83,714	5,214,188

Proposal 6. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,850,009	53,532	7,163	—

Consistent with the preference of the Company’s stockholders indicated by the voting results for the advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, the Company will include a stockholder advisory vote on the compensation of its named executive officers every year until the next required vote on the frequency of such advisory votes.

Each of the foregoing voting results from the 2023 Annual Meeting is final.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of TRACON Pharmaceuticals, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	April 20, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer